EXHIBIT 8

2003-2004 Budget                        Budget Speech

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS1
(in millions of dollars)

	2001-2002	2002-2003
	Actual results	Financial situation as at March 11, 2003	Preliminary results
Budgetary transactions
Own-source revenue	41 004	43 712	43 403
Federal transfers	9 305	9 108	9 303

Total revenue	50 309	52 820	52 706

Operating expenditure	-43 976	-45 540	-45 570
Debt service	-7 261	-7 280	-7 136

Total expenditure	-51 237	-52 820	-52 706

Budgetary reserve
Use of funds allocated to the reserve to finance spending and maintain a balanced budget	950	—	—

Budgetary surplus after reserve	22	0	0

Non-budgetary transactions
Investments, loans and advances	-1 142	-1 966	-1 801
Capital expenditures	-995	-1 642	-1 471
Retirement plans	2 089	1 987	2 007
Other accounts	-589	-306	-320

Non-budgetary requirements	-637	-1 927	-1 585

Net financial surplus (requirements)	-615	-1 927	-1 585

Financing transactions
Change in cash position[2]	132	-2 043	-2 279
Change in direct debt[2]	3 623	5 628	5 505
Retirement plans sinking fund	-3 140	-1 658	-1 641

Total financing of transactions	615	1 927	1 585

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.
1
On the basis of the 2003-2004 budgetary and financial structure.

2
The preliminary results for 2002-2003 take into account borrowings of $3 945 million made in advance, whereas the actual results for 2001-2002 include $1 154 million in borrowings made in advance.

1

2003-2004 Budget                        Budget Speech

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS1
2003-2004 FORECAST
(in millions of dollars)

Budgetary transactions
Revenue	54 949
Expenditure	-54 949

Budgetary surplus (deficit)	0

Non-budgetary transactions
Investments, loans and advances	-1 814
Capital expenditures	-1 334
Retirement plans	2 041
Other accounts	-716

Non-budgetary requirements	-1 823

Net financial surplus (requirements)
Consolidated Revenue Fund	-300
Consolidated organizations	-1 523

-1 823

Financing transactions
Change in cash position	4 454
Change in direct debt	-278
Retirement plans sinking fund	-2 353

Total financing of transactions	1 823

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.
1
Based on the budgetary and financial structure in effect in 2003-2004.

2

2003-2004 Budget                        Budget Speech

GOUVERNEMENT DU QUÉBEC
BUDGETARY REVENUE
2003-2004 FORECAST
(in millions of dollars)

Own-source revenue
Income and property taxes
Personal income tax	16 891
Contributions to the Health Services Fund	4 640
Corporate taxes[1]	3 926

25 457

Consumption taxes
Sales	9 014
Fuel	1 638
Tobacco	915

11 567

Duties and permits
Motor vehicles	695
Alcoholic beverages	158
Natural resources[2]	128
Other	178

1 159

Miscellaneous
Sales of goods and services	467
Interest	352
Fines, forfeitures and recoveries	386

1 205

Revenue from government enterprises
Société des alcools du Québec	570
Loto-Québec	1 464
Hydro-Québec	2 130
Other	-222

3 942

Consolidated organizations	2 035

Total own-source revenue	45 365

Federal transfers
Programs
Equalization	4 145
Canada Health and Social Transfer	4 133
EPF and other transfers related to fiscal arrangements	15
Other programs	895
Consolidated organizations	396

Total federal transfers	9 584

Total budgetary revenue	54 949

Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on telecommunications, gas and electricity.

Includes forest, mining and hydraulic resources.

2003-2004 Budget                        Budget Speech

GOUVERNEMENT DU QUÉBEC
BUDGETARY EXPENDITURE
2003-2004 FORECAST
(in millions of dollars)

Operating expenditure
Program spending	-45 800
Consolidated organizations	-1 637

Total operating expenditure	-47 437

Debt service
Consolidated Revenue Fund	-6 862
Consolidated organizations	-650

Total debt service	-7 512

Total budgetary expenditure	-54 949

2003-2004 Budget                        Budget Speech

GOUVERNEMENT DU QUÉBEC
NON-BUDGETARY TRANSACTIONS
2003-2004 FORECAST
(in millions of dollars)

Investments, loans and advances
Consolidated Revenue Fund	-1 513
Consolidated organizations	-301

Total investments, loans and advances	-1 814

Capital expenditures
Consolidated Revenue Fund
Net investments	-336
Depreciation	214

-122
Consolidated organizations	-1 212

Total capital expenditures	-1 334

Retirement plans
Contributions	5 190
Benefits and other payments	-3 149

Total retirement plans	2 041

Other accounts
Consolidated Revenue Fund	-562
Consolidated organizations	-154

Total other accounts	-716

Total non-budgetary transactions	-1 823

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

2003-2004 Budget                        Budget Speech

GOUVERNEMENT DU QUÉBEC
FINANCING TRANSACTIONS
2003-2004 FORECAST
(in millions of dollars)

Change in cash position
Consolidated Revenue Fund	3 945
Consolidated organizations	509

Total change in cash position	4 454

Change in direct debt
Consolidated Revenue Fund
New borrowings	2 608
Repayment of borrowings	-3 900

-1 292
Consolidated organizations
New borrowings	2 310
Repayment of borrowings	-1 296

1 014

Total change in direct debt	-278

Retirement plans sinking fund	-2 353

Total financing of transactions	1 823

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.